Filed pursuant to Rule 433(d) - Registration Statement No. 333-132108

Nomura Asset Acceptance Corporation
Alternative Loan Trust, Series 2006-AF2
Issuing Entity

Mortgage Pass-Through Certificates,
Series 2006-AF2

Group V Certificates
(ARMs)

$198,344,000 (+/- 10%)
(Approximate)

Free Writing Prospectus Supplement
July 24, 2006

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

Merrill Lynch

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Nomura account representative for another copy. This Free Writing Prospectus Supplement supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus supplement. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus supplement relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus supplement is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus supplement is preliminary and is subject to completion or change.

The information in this free writing prospectus supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus supplement relating to these securities.

The asset-backed securities referred to in this free writing prospectus supplement are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus supplement. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus Supplement”), together with any accompanying information, may be based only on a statistical sample of Group V Mortgage Loans (defined below) (the “Group V Statistical Pool”) expected to be included in the trust along with other Group V Mortgage Loans on the Closing Date (defined below). In addition, certain Group V Mortgage Loans contained in the Group V Statistical Pool may be deleted from the pool of Group V Mortgage Loans delivered to the trust on the Closing Date (the “Group V Final Pool”). The Group V Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Group V Statistical Pool will be larger than the Group V Final Pool, and the aggregate principal balances of the Group V Mortgage Loans in the Group V Final Pool will be reduced from the Group V Statistical Pool as described in this Free Writing Prospectus Supplement. Although Nomura Securities International, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated believe the information with respect to the Group V Statistical Pool will be representative of the Group V Final Pool (except with respect to aggregate principal balance of the Group V Mortgage Loans, as described above), the collateral characteristics of the Group V Final Pool may nonetheless vary from the collateral characteristics of the Group V Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY

All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Structure Overview(1)
Class	Initial Principal Balance ($)(2)	Coupon Type	Pricing Speed	WAL (years)(3)	Principal Window (months)(3)	Collateral WA MTR	Expected Rating (S&P/Moody's)(4)
V-A-1	166,610,000	Floating(5)	30% CPR	2.39	1 - 78	45	AAA/Aaa
V-A-2	18,513,000	Floating(5)	30% CPR	2.39	1 - 78	45	AAA/Aaa
V-M-1	6,311,000	Floating(5)	30% CPR	4.44	38 - 78	45	AA/Aa2
V-M-2	2,604,000	Floating(5)	30% CPR	4.42	38 - 78	45	AA-/A1
V-M-3	1,903,000	Floating(5)	30% CPR	4.40	37 - 78	45	A+/A3
V-M-4	1,001,000	Floating(5)	30% CPR	4.39	37 - 78	45	A/Baa1
V-M-5	1,402,000	Floating(5)	30% CPR	4.21	37 - 77	45	BBB+/Baa3

(1)	Calculations contained herein based on the Investor Settlement Date.

(2)	Approximate. Subject to a permitted variance of plus or minus 10%.

(3)	Run to the 10% optional termination at the Pricing Speed.

(4)	Final class sizes and ratings may vary and will be contingent on the Group V Final Pool, excess spread and other structural attributes.

(5)
The pass-through rate for each of the Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related certificate margin, (ii) the Net Funds Cap, (iii) the related hard cap and (iv) the Maximum Interest Rate (actual/360, zero-day delay). The certificate margins and hard caps for the Class V-A-1, Class V-A-2, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates are as follows:

Class	Certificate Margin (%)		Hard Cap
	(A)	(B)	Rate (%)
V-A-1	0.170	0.340	11.00
V-A-2	0.240	0.480	11.00
V-M-1	0.400	0.800	11.00
V-M-2	0.470	0.940	11.00
V-M-3	0.550	1.050	11.00
V-M-4	1.250	1.750	11.00
V-M-5	2.000	2.500	11.00
(A) On or prior to the applicable first possible optional termination date.
(B) After the applicable first possible optional termination date.

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AF2

Cut-off Date:	July 1, 2006

Closing Date:	On or about July 28, 2006

Investor Settlement Date:	On or about July 31, 2006

Depositor:	Nomura Asset Acceptance Corporation

Underwriters:	Nomura Securities International, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Sponsor:	Nomura Credit & Capital, Inc.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators:
The principal originator of the Group V Mortgage Loans is Alliance Bancorp, with respect to approximately 39.57% of the Group V Mortgage Loans. The remainder of the Group V Mortgage Loans was originated by various originators, none of which originated 10% or more of the Group V Mortgage Loans.

For additional information regarding the Originators, please refer to “The Mortgage Pool — The Originators” in the accompanying Free Writing Prospectus.

Servicers:
With respect to approximately 0.81% of the Group V Mortgage Loans, Wachovia Mortgage Corporation. Initially, GMAC Mortgage Corporation (“GMACM”) will service the remainder of the Group V Mortgage Loans. The Sponsor will retain the right to appoint a successor servicer to GMACM meeting parameters more fully described in the free writing prospectus accompanying this Free Writing Prospectus Supplement.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to each Servicer regarding certain delinquent and defaulted Group V Mortgage Loans serviced by such Servicer. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by each Servicer in performing its advisory and monitoring functions.

Swap Provider:	Swiss Re Financial Products, Inc.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in August 2006, or if such day is not a business day, then the following business day.

Record Date:
For each class of Group V Certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in August 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the Certificate Principal Balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:
Class V-A-1 Certificates and Class V-A-2 Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Group V Senior Certificates”).

Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Certificates, (collectively, the “Mezzanine Certificates”, together, with the Group V Senior Certificates, the “Group V Certificates”).

Only the Group V Certificates are offered hereby (collectively, the “Offered Certificates”).

The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Mortgage Loans comprising loan group V (the “Group V Mortgage Loans”) will be used exclusively for distributions on the Group V Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan groups. Payments received in respect of the mortgage loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group V Certificates. The optional termination related to the Group V Mortgage Loans (and the Group V Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).

Additional Classes:	The Class V-P, Class V-X and Class V-R Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Due Period:
For any Distribution Date, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Group V Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on such certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Group V Mortgage Loans (and all properties acquired by the trust in respect of the Group V Mortgage Loans) in the trust and thereby effect early retirement of the Group V Certificates if on such Distribution Date the aggregate stated principal balance of the Group V Mortgage Loans (and all properties acquired by the trust in respect of such Group V Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group V Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right of the Offered Certificates to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust), the Class V-P and the Class V-X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class V-R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus Supplement. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:
With respect to the Group V Certificates, subordination, excess spread and overcollateralization. Furthermore, the Class V-A-1 Certificates are “super senior” to the Class V-A-2 Certificates, because the Class V-A-2 Certificates are allocated realized losses incurred on the Group V Mortgage Loans after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero (as described herein) and thereby provide additional protection to the Class V-A-1 Certificates. In addition, payments received in connection with the Interest Rate Swap Agreement (as described herein) may be available to cover any Basis Risk Shortfalls and realized losses on the Group V Mortgage Loans.

Interest Rate Swap Agreement:
The Trustee will enter into an Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in August 2006 through August 2011 (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.545% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Group V Senior Certificates and Mezzanine Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this free writing prospectus on Annex A.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Free Writing Prospectus accompanying this Free Writing Prospectus Supplement.

CREDIT ENHANCEMENT

Overcollateralization

The Group V Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group V Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Group V Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group V Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group V Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group V Mortgage Loans.

Overcollateralization Amount

With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group V Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be equal to approximately 1.00% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, approximately 1.00% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 2.00% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the last day of the related Due Period, and (b) 0.350% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

With respect to the Group V Certificates, the later to occur of (x) the Distribution Date in August 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group V Mortgage Loans, but prior to any distributions to the holders of the Group V Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 15.20%.

Credit Enhancement Percentage

Initial Expected Credit Enhancement Percentages
Class	Percent	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Initial Target Credit Enhancement* (%)	Approximate Expected Target Credit Enhancement** (%)
V-A***	92.40	7.60	7.60	15.20
V-M-1	3.15	4.45	4.45	8.90
V-M-2	1.30	3.15	3.15	6.30
V-M-3	0.95	2.20	2.20	4.40
V-M-4	0.50	1.70	1.70	3.40
V-M-5	0.70	1.00	1.00	2.00

* Prior to the Stepdown Date, based on Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.
** After Stepdown Date, based on Aggregate Loan Balance of the Group V Mortgage Loans as of such date of determination.
*** Refers to the Group V Senior Certificates collectively.
Note: Final class sizes and credit enhancement levels subject to change based on final rating agency requirements.

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 40.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage*
August 2009 - July 2010	0.80%
August 2010 - July 2011	1.45%
August 2011- July 2012	2.05%
August 2012 - July 2013	2.40%
August 2013 and thereafter	2.45%

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of the Group V Mortgage Loans 60 or more days delinquent (including all Group V Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Group V Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses on the Group V Certificates

The Group V Senior Certificates will have a payment priority over the Mezzanine Certificates. Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority. Losses on the Group V Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Group V Mortgage Loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the Certificate Principal Balance of each such class has been reduced to zero. The initial subordination amount for the Group V Senior Certificates will 7.60%. In addition, once the Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Group V Mortgage Loans will be allocated to the Class V-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Realized losses will not be allocated to the Class V-A-1 Certificates. Investors in the Class V-A-1 Certificates should note, however, that although realized losses cannot be allocated to the Class V-A-1 Certificates, under certain loss scenarios there may not be enough principal and interest on the Group V Mortgage Loans to distribute to the holders of the Class V-A-1 Certificates all principal and interest amounts to which they are then entitled. Realized losses on the Group V Mortgage Loans will be allocated in the following order, first, to the Class V-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class V-M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class V-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class V-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class V-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and sixth, to the Class V-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by the Swap Provider commencing on the Distribution Date in August 2006 and terminating on the Distribution Date in August 2011.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.545% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Offered Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this free writing prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the Securities Administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any related shortfall amounts, to the extent described herein and in the accompanying free writing prospectus. See “Description of the Certificates” and “The Interest Rate Swap Agreement and the Swap Provider” in the accompanying free writing prospectus. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Offered Certificates, such excess will be distributed to the Class V-X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in the accompanying free writing prospectus (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Group V Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Mezzanine Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause 1) A) under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
to the Class V-A-2 Certificates and the Mezzanine Certificates, in the order of the payment priority for each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(5)
to the Group V Senior Certificates, on a pro rata basis, and then to the Mezzanine Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class V-X Certificates and Class V-R Certificates as provided in the pooling and servicing agreement.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS OF INTEREST ON THE GROUP V CERTIFICATES

Basis Risk Shortfall —With respect to the Group V Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Hard Cap Rate.

Carryforward Interest—With respect to the Group V Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest—With respect to the Group V Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Group V Certificates the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Hard Cap Rate—With respect to the Group V Certificates, the rate set forth on page 3 herein.

Interest Remittance Amount—For any Distribution Date and the Group V Certificates generally the sum of (i) scheduled interest payments (other than payaheads) and advances on the Group V Mortgage Loans for the related Due Period, the interest portion of payaheads previously received and intended for application in the related Due Period and the interest portion of all payoffs (net of payoff interest for such Distribution Date) and curtailments received on the Group V Mortgage Loans during the related Prepayment Period, less (x) the applicable expense fees with respect to the Group V Mortgage Loans and (y) unreimbursed advances and other amounts due to the Servicers, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager and the Trustee with respect to the Group V Mortgage Loans, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the Group V Mortgage Loans during the related Due Period, in each case allocable to interest and amounts paid in connection with an optional termination with respect to the Group V Mortgage Loans, up to the amount of the interest portion of the par value for the Group V Mortgage Loans and (iv) net liquidation proceeds and subsequent recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Group V Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (v) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager as provided in the pooling and servicing agreement.

Maximum Interest Rate—With respect to any Distribution Date and the Group V Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Group V Mortgage Loans as stated in the related mortgage notes, minus the weighted average expense fee rate of the Group V Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Net Funds Cap—With respect to any Distribution Date and the Group V Certificates, (a) a fraction expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Group V Mortgage Loans and such Distribution Date, minus (b) the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate Stated Principal Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Net Mortgage Rate—With respect to any Group V Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Servicing Fee Rate, the rate at which the fee payable to the Credit Risk Manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Group V Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Group V Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Group V Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Group V Certificates are described on page 3 of this document.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of the Group V Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under “Distribution of Monthly Excess Cashflow” and from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to an initial deposit of $1,000 made on the Closing Date and amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class V-X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

B)  to the Group V Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such Distribution Date;

C)  to the Class V-M-1 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

D)  to the Class V-M-2 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

E)  to the Class V-M-3 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

F)  to the Class V-M-4 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

G)  to the Class V-M-5 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any Interest Remittance Amount remaining after application pursuant to clauses (A) through (G) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE GROUP V CERTIFICATES

Deferred Amount—With respect to the Class V-A-2 Certificates and any class of Mezzanine Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such class has been increased due to the collection of Subsequent Recoveries.

Class V-M-1 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class V-M-2 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates and the Class V-M-1 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class V-M-3 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, Class V-M-1 Certificates and Class V-M-2 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class V-M-4 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, Class V-M-1, Class V-M-2 and Class V-M-3 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Class V-M-5 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates, Class V-M-1, Class V-M-2, Class V-M-3 and Class V-M-4 Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class V-M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date, as required by the Rating Agencies.

Debt Service Reduction—Means a reduction in the amount of the monthly payment due on a Group V Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

Deficient Valuation—With respect to any Group V Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Group V Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Group V Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate of the Certificate Principal Balance of the Group V Certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

For any Distribution Date and the Group V Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Remittance Amount

For any Distribution Date, is equal to the sum of (i) the scheduled principal payments on the Group V Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group V Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group V Mortgage Loans; and (iv) the principal portion of Payaheads previously received on the Group V Mortgage Loans and intended for application in the related Due Period; less (v) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Realized Loss—Shall mean (a) for any defaulted Group V Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Group V Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Group V Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group V Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group V Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group V Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group V Mortgage Loan, discounted monthly at the applicable mortgage rate. To the extent a Servicer receives Subsequent Recoveries with respect to any Group V Mortgage Loan, the amount of the Realized Loss with respect to that Group V Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Group V Certificates on any Distribution Date.

Senior Enhancement Percentage—With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date.

Senior Principal Payment Amount

For any Distribution Date and the Group V Senior Certificates shall be, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group V Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) a percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date as of the last day of the related Due Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date as of the last day of the related Due Period exceeds (ii) a percentage required by the Rating Agencies of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.

Distribution of Principal

With respect to the Group V Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

I. On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)  to the Group V Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

C)  to the Class V-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

D)  to the Class V-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

E)  to the Class V-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

F)  to the Class V-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

G)  to the Class V-M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) and (G) above.

II. On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)  the Senior Principal Payment Amount to the Group V Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

C)  to the Class V-M-1 Certificates, the Class V-M-1 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

D)  to the Class V-M-2 Certificates, the Class V-M-2 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

E)  to the Class V-M-3 Certificates, the Class V-M-3 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

F)  to the Class V-M-4 Certificates, the Class V-M-4 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

G)  to the Class V-M-5 Certificates, the Class V-M-5 Principal Payment Amount for such Distribution Date until its Certificate Principal Balance has been reduced to zero;

H)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) and (G) above.

Distribution of Monthly Excess Cashflow

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

1)
(A)until the aggregate Certificate Principal Balance of the Offered Certificates equals the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group V Certificates, in the following order of priority:

(i)	to the Group V Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

(ii)	to the Class V-M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iii)	to the Class V-M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

(iv)	to the Class V-M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

(v)	to the Class V-M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(vi)	to the Class V-M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;

(B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

2)  to the Class V-A-2 Certificates, any Deferred Amount for such class;

3)  to the Class V-M-1 Certificates, any Deferred Amount for such class;

4)  to the Class V-M-2 Certificates, any Deferred Amount for such class;

5)  to the Class V-M-3 Certificates, any Deferred Amount for such class;

6)  to the Class V-M-4 Certificates, any Deferred Amount for such class;

7)  to the Class V-M-5 Certificates, any Deferred Amount for such class;

8)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Group V Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

9)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-1 Certificates, any Basis Risk Shortfall for such class;

10)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-2 Certificates, any Basis Risk Shortfall for such class;

11)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-3 Certificates, any Basis Risk Shortfall for such class;

12)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-4 Certificates, any Basis Risk Shortfall for such class;

13)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-M-5 Certificates, any Basis Risk Shortfall for such class;

14)  to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

15)  to the Class V-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

16)  to the Class V-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class V-R Certificates under this clause (16).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (13) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A

The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
August 2006	198,311,000
September 2006	192,106,430
October 2006	184,474,633
November 2006	178,996,296
December 2006	173,678,765
January 2007	168,517,322
February 2007	163,507,388
March 2007	158,644,518
April 2007	153,924,398
May 2007	149,342,838
June 2007	144,895,774
July 2007	140,579,260
August 2007	136,389,465
September 2007	132,322,671
October 2007	128,375,269
November 2007	124,543,757
December 2007	120,824,733
January 2008	117,214,897
February 2008	113,364,626
March 2008	108,845,783
April 2008	99,771,494
May 2008	61,374,026
June 2008	59,508,945
July 2008	57,637,639
August 2008	55,506,022
September 2008	53,813,326
October 2008	52,170,372
November 2008	50,575,700
December 2008	48,818,187
January 2009	47,322,009
February 2009	45,869,802
March 2009	44,140,793
April 2009	40,905,763
May 2009	39,642,160
June 2009	37,200,549
July 2009	36,046,204
August 2009	34,925,784
September 2009	34,925,784
October 2009	34,110,813
November 2009	33,092,591
December 2009	32,098,198
January 2010	31,133,034
February 2010	30,196,239
March 2010	29,286,981
April 2010	28,404,450
May 2010	27,547,862
June 2010	26,716,456
July 2010	25,909,490
August 2010	25,126,248
September 2010	24,366,032
October 2010	23,628,167
November 2010	22,911,995
December 2010	22,216,880
January 2011	21,542,203
February 2011	20,846,685
March 2011	20,212,333
April 2011	14,864,897
May 2011	2,939,887
June 2011	2,493,649
July 2011	2,199,900
August 2011	2,114,904

ANNEX B

Net Funds Cap

Period	Distribution Date	Day Count	Net Funds Cap 30/360 (%)	Net Funds Cap Actual/360 (%)
1	25-Aug-06	25	7.470	8.964
2	25-Sep-06	31	7.471	7.230
3	25-Oct-06	30	7.485	7.485
4	25-Nov-06	31	7.487	7.245
5	25-Dec-06	30	7.487	7.487
6	25-Jan-07	31	7.487	7.245
7	25-Feb-07	31	7.486	7.245
8	25-Mar-07	28	7.486	8.021
9	25-Apr-07	31	7.497	7.255
10	25-May-07	30	7.497	7.497
11	25-Jun-07	31	7.497	7.255
12	25-Jul-07	30	7.497	7.497
13	25-Aug-07	31	7.497	7.255
14	25-Sep-07	31	7.497	7.255
15	25-Oct-07	30	7.507	7.507
16	25-Nov-07	31	7.507	7.265
17	25-Dec-07	30	7.507	7.507
18	25-Jan-08	31	7.507	7.265
19	25-Feb-08	31	7.513	7.270
20	25-Mar-08	29	7.539	7.799
21	25-Apr-08	31	7.721	7.472
22	25-May-08	30	8.715	8.715
23	25-Jun-08	31	8.715	8.434
24	25-Jul-08	30	8.717	8.717
25	25-Aug-08	31	8.734	8.452
26	25-Sep-08	31	8.744	8.462
27	25-Oct-08	30	8.811	8.811
28	25-Nov-08	31	9.145	8.850
29	25-Dec-08	30	9.151	9.151
30	25-Jan-09	31	9.152	8.857
31	25-Feb-09	31	9.158	8.863
32	25-Mar-09	28	9.183	9.839
33	25-Apr-09	31	9.371	9.069
34	25-May-09	30	9.705	9.705
35	25-Jun-09	31	9.760	9.446
36	25-Jul-09	30	9.761	9.761
37	25-Aug-09	31	9.761	9.446
38	25-Sep-09	31	9.771	9.455
39	25-Oct-09	30	9.812	9.812
40	25-Nov-09	31	10.100	9.775
41	25-Dec-09	30	10.118	10.118
42	25-Jan-10	31	10.118	9.791
43	25-Feb-10	31	10.118	9.791
44	25-Mar-10	28	10.122	10.845
45	25-Apr-10	31	10.122	9.795
46	25-May-10	30	10.122	10.122
47	25-Jun-10	31	10.142	9.815
48	25-Jul-10	30	10.142	10.142
49	25-Aug-10	31	10.142	9.815
50	25-Sep-10	31	10.143	9.815
51	25-Oct-10	30	10.143	10.143
52	25-Nov-10	31	10.143	9.816
53	25-Dec-10	30	10.143	10.143
54	25-Jan-11	31	10.143	9.816
55	25-Feb-11	31	10.149	9.822
56	25-Mar-11	28	10.149	10.874
57	25-Apr-11	31	10.822	10.473
58	25-May-11	30	12.573	12.573
59	25-Jun-11	31	12.647	12.239
60	25-Jul-11	30	12.676	12.676

The minimum Net Funds Cap (on a 30/360 basis) after period 60 is 12.676%.
The minimum Net Funds Cap (on an actual/360 basis) after period 60 is 12.267%.

* Assumptions:
1. Calculated using 30 CPR and flat LIBOR rates of 20%.
2. Prepayment penalties are not included in the calculations.
3. Initial Day Count is based on the Investor Settlement Date.

ANNEX C

Effective Bond Coupon Applicable to each class of Offered Certificates

Period	Distribution Date	20% CPR* Effective Coupon (%)	25% CPR* Effective Coupon (%)	30% CPR* Effective Coupon (%)
1	25-Aug-06	11.00	11.00	11.00
2	25-Sep-06	11.00	11.00	11.00
3	25-Oct-06	11.00	11.00	11.00
4	25-Nov-06	11.00	11.00	11.00
5	25-Dec-06	11.00	11.00	11.00
6	25-Jan-07	11.00	11.00	11.00
7	25-Feb-07	11.00	11.00	11.00
8	25-Mar-07	11.00	11.00	11.00
9	25-Apr-07	11.00	11.00	11.00
10	25-May-07	11.00	11.00	11.00
11	25-Jun-07	11.00	11.00	11.00
12	25-Jul-07	11.00	11.00	11.00
13	25-Aug-07	11.00	11.00	11.00
14	25-Sep-07	11.00	11.00	11.00
15	25-Oct-07	11.00	11.00	11.00
16	25-Nov-07	11.00	11.00	11.00
17	25-Dec-07	11.00	11.00	11.00
18	25-Jan-08	11.00	11.00	11.00
19	25-Feb-08	11.00	11.00	11.00
20	25-Mar-08	11.00	11.00	11.00
21	25-Apr-08	11.00	11.00	11.00
22	25-May-08	11.00	11.00	11.00
23	25-Jun-08	11.00	11.00	11.00
24	25-Jul-08	11.00	11.00	11.00
25	25-Aug-08	11.00	11.00	11.00
26	25-Sep-08	11.00	11.00	11.00
27	25-Oct-08	11.00	11.00	11.00
28	25-Nov-08	11.00	11.00	11.00
29	25-Dec-08	11.00	11.00	11.00
30	25-Jan-09	11.00	11.00	11.00
31	25-Feb-09	11.00	11.00	11.00
32	25-Mar-09	11.00	11.00	11.00
33	25-Apr-09	11.00	11.00	11.00
34	25-May-09	11.00	11.00	11.00
35	25-Jun-09	11.00	11.00	11.00
36	25-Jul-09	11.00	11.00	11.00
37	25-Aug-09	11.00	11.00	11.00
38	25-Sep-09	11.00	11.00	11.00
39	25-Oct-09	11.00	11.00	11.00
40	25-Nov-09	11.00	11.00	11.00
41	25-Dec-09	11.00	11.00	11.00
42	25-Jan-10	11.00	11.00	11.00
43	25-Feb-10	11.00	11.00	11.00
44	25-Mar-10	11.00	11.00	11.00
45	25-Apr-10	11.00	11.00	11.00
46	25-May-10	11.00	11.00	11.00
47	25-Jun-10	11.00	11.00	11.00
48	25-Jul-10	11.00	11.00	11.00
49	25-Aug-10	11.00	11.00	11.00
50	25-Sep-10	11.00	11.00	11.00
51	25-Oct-10	11.00	11.00	11.00
52	25-Nov-10	11.00	11.00	11.00
53	25-Dec-10	11.00	11.00	11.00
54	25-Jan-11	11.00	11.00	11.00
55	25-Feb-11	11.00	11.00	11.00
56	25-Mar-11	11.00	11.00	11.00
57	25-Apr-11	11.00	11.00	11.00
58	25-May-11	11.00	11.00	11.00
59	25-Jun-11	11.00	11.00	11.00
60	25-Jul-11	11.00	11.00	11.00

The Effective Coupon (at each of the above pricing speeds) after period 60 is 11.00%.
* Assumptions:
1. Calculated using the referenced speed and flat LIBOR rates of 20%.
2. Prepayment penalties are not included in the calculations.
3. Initial Day Count is based on the Investor Settlement Date.

ANNEX D

Excess Interest Table

	Excess Interest
Assumptions:	Wtd. Avg. For Year 1	1.861%
1. Calculated using the forward LIBOR curves	Wtd. Avg. For Year 2	1.899%
at 30% CPR.	Wtd. Avg. For Year 3	2.265%
2. Prepayment penalties are not included in the	Wtd. Avg. For Year 4	2.273%
excess interest calculation.	Wtd. Avg. For Year 5	2.345%
3. Excess interest is calculated as a percent of
total bonds balance.	Excess Interest
4. The initial Interest Accrual Period commences July 28, 2006.	Wtd. Avg. Thru Year 1	1.861%
	Wtd. Avg. Thru Year 2	1.876%
	Wtd. Avg. Thru Year 3	1.962%
	Wtd. Avg. Thru Year 4	2.004%
	Wtd. Avg. Thru Year 5	2.033%

Excess Interest Table

Period	Distribution Date	1 Month Libor (%)	6 Month Libor (%)	1 Year Libor (%)	Excess Interest (%)
1	25-Aug-06	5.385	5.550	5.600	2.527
2	25-Sep-06	5.486	5.562	5.589	1.728
3	25-Oct-06	5.496	5.558	5.573	1.807
4	25-Nov-06	5.502	5.549	5.555	1.741
5	25-Dec-06	5.499	5.535	5.534	1.810
6	25-Jan-07	5.504	5.515	5.511	1.744
7	25-Feb-07	5.497	5.492	5.491	1.745
8	25-Mar-07	5.468	5.461	5.468	1.964
9	25-Apr-07	5.443	5.436	5.450	1.751
10	25-May-07	5.420	5.409	5.433	1.821
11	25-Jun-07	5.391	5.383	5.419	1.754
12	25-Jul-07	5.357	5.360	5.406	1.825
13	25-Aug-07	5.331	5.343	5.397	1.758
14	25-Sep-07	5.309	5.329	5.392	1.760
15	25-Oct-07	5.283	5.318	5.387	1.830
16	25-Nov-07	5.264	5.311	5.386	1.763
17	25-Dec-07	5.259	5.308	5.388	1.834
18	25-Jan-08	5.253	5.307	5.391	1.767
19	25-Feb-08	5.247	5.307	5.396	1.776
20	25-Mar-08	5.247	5.310	5.401	1.938
21	25-Apr-08	5.246	5.313	5.407	1.843
22	25-May-08	5.247	5.317	5.414	2.285
23	25-Jun-08	5.252	5.325	5.422	2.134
24	25-Jul-08	5.254	5.330	5.430	2.289
25	25-Aug-08	5.260	5.340	5.438	2.143
26	25-Sep-08	5.268	5.349	5.447	2.144
27	25-Oct-08	5.273	5.356	5.456	2.302
28	25-Nov-08	5.281	5.366	5.467	2.163
29	25-Dec-08	5.292	5.375	5.476	2.324
30	25-Jan-09	5.306	5.383	5.486	2.165
31	25-Feb-09	5.315	5.392	5.498	2.165
32	25-Mar-09	5.319	5.399	5.507	2.676
33	25-Apr-09	5.326	5.408	5.517	2.195
34	25-May-09	5.334	5.419	5.528	2.376
35	25-Jun-09	5.343	5.431	5.537	2.219
36	25-Jul-09	5.351	5.441	5.546	2.386
37	25-Aug-09	5.360	5.454	5.555	2.219
38	25-Sep-09	5.371	5.465	5.562	2.160
39	25-Oct-09	5.386	5.475	5.569	2.328
40	25-Nov-09	5.400	5.486	5.576	2.186
41	25-Dec-09	5.411	5.493	5.581	2.345
42	25-Jan-10	5.422	5.499	5.585	2.176
43	25-Feb-10	5.430	5.504	5.590	2.173
44	25-Mar-10	5.436	5.506	5.593	2.698
45	25-Apr-10	5.443	5.510	5.596	2.170
46	25-May-10	5.445	5.512	5.600	2.342
47	25-Jun-10	5.447	5.515	5.603	2.177
48	25-Jul-10	5.447	5.517	5.607	2.342
49	25-Aug-10	5.448	5.522	5.611	2.177
50	25-Sep-10	5.452	5.526	5.616	2.175
51	25-Oct-10	5.456	5.528	5.621	2.340
52	25-Nov-10	5.460	5.534	5.625	2.180
53	25-Dec-10	5.463	5.537	5.630	2.345
54	25-Jan-11	5.468	5.542	5.636	2.177
55	25-Feb-11	5.472	5.546	5.639	2.175
56	25-Mar-11	5.475	5.550	5.643	2.708
57	25-Apr-11	5.481	5.557	5.649	2.238
58	25-May-11	5.485	5.561	5.653	2.680
59	25-Jun-11	5.489	5.566	5.657	2.431
60	25-Jul-11	5.494	5.571	5.662	2.690

ANNEX D
GROUP V MORTGAGE LOAN CHARACTERISTICS

The Group V Mortgage Loans are expected to have the following characteristics as of July 1, 2006 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

CHARACTERISTICS OF THE GROUP V MORTGAGE LOANS

Current Mortgage Rate*	7.793%
Current Net Mortgage Rate*	7.470%
Cut-off Date Mortgage Loan Principal Balance	$200,350,033.74
Cut-off Date Average Mortgage Loan Principal Balance	$317,511.94
Mortgage Loan Count	631
Original Term (months)*	360
Months Since Origination*	3
Stated Remaining Term (months)*	357
Mortgage Loans with Interest Only Terms	86.12%
Mortgage Loans with Prepay Penalty Terms	79.25%
Original Prepay Penalty Term (months)**	22
Remaining Prepay Penalty Term (months)**	19
Credit Score**	700
Original Loan to Value Ratio*	77.54%
Original Loan to Value Ratio Over 80% Without MI	0.28%
Documentation Type - Full / Alternative	6.37%
Loan Purpose - Purchase / Rate-Term	74.70%
Occupancy Type - Primary / Second Home	74.86%
Property Type - Single Family Residence / PUD	78.58%
California Concentration	39.85%
Months to Next Rate Adjustment*	45
First Periodic Rate Cap*	4.430%
Subsequent Periodic Rate Cap**	1.446%
Lifetime Rate Cap*	5.761%
Gross Margin*	3.093%
Net Margin*	2.770%
Minimum Mortgage Rate*	3.248%
Maximum Mortgage Rate*	13.555%
* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for 31 Group V Mortgage Loans with an aggregate principal balance of approximately $4,587,910 (approximately 2.29% of the Group V Mortgage Loans as of the Cut-off Date).

GROUP V MORTGAGE PROGRAMS

Program	Percentage by Aggregate Cut-off Date Principal Balances	Cut-off Date Principal Balance	Current Mortgage Rate (%)	Months to Next Rate Adjustment Date	Gross Margin (%)	First Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Lifetime Rate Cap (%)
1 Month LIBOR	0.17%	$333,200.00	6.990	1	2.750	1.000	1.000	3.009
6 Month LIBOR	0.94	1,878,462.42	7.351	2	3.168	1.000	1.000	6.000
2/6 LIBOR	40.11	80,356,036.42	7.483	21	2.973	3.027	1.040	5.879
3/1 LIBOR	0.81	1,619,897.26	7.750	34	2.250	2.000	2.000	6.000
3/6 LIBOR	3.95	7,920,459.07	8.066	32	3.537	4.502	1.677	5.964
5/1 LIBOR	1.35	2,704,728.10	8.030	57	2.784	5.053	2.000	5.053
5/6 LIBOR	44.31	88,771,502.18	8.184	57	3.320	5.542	1.679	5.649
7/1 LIBOR	0.28	552,000.00	7.750	80	2.250	6.000	2.000	6.000
7/6 LIBOR	2.47	4,948,371.76	7.908	82	2.721	5.739	1.739	5.739
10/1 LIBOR	0.24	473,600.00	6.625	119	2.250	5.000	2.000	5.000
10/6 LIBOR	5.39	10,791,776.53	6.737	117	2.250	5.880	2.000	5.880
Total/Weighted Avg.:	100.00%	$200,350,033.74	7.793	45	3.093	4.430	1.446	5.761

NAA 2006-AF2	Free Writing Prospectus Supplement (Group V Certificates)	July 24, 2006

ANNEX E
Detailed Collateral Summary of the Group V Mortgage Loans

Current Rates of the Group V Mortgage Loans

Current Rates of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
5.501 - 5.750	1	0.08%	$169,502.84	$169,502.84	5.750	664	89.54
5.751 - 6.000	2	0.23	455,900.00	227,950.00	5.967	692	44.56
6.001 - 6.250	4	1.05	2,102,135.60	525,533.90	6.173	741	72.35
6.251 - 6.500	8	1.63	3,260,600.00	407,575.00	6.461	733	73.89
6.501 - 6.750	26	5.88	11,779,710.78	453,065.80	6.715	685	68.79
6.751 - 7.000	44	7.99	16,012,613.79	363,923.04	6.956	705	72.82
7.001 - 7.250	30	5.92	11,865,408.16	395,513.61	7.183	704	71.62
7.251 - 7.500	33	6.02	12,069,314.67	365,736.81	7.421	694	76.93
7.501 - 7.750	121	19.15	38,371,204.39	317,117.39	7.728	699	77.17
7.751 - 8.000	171	25.40	50,896,293.39	297,639.14	7.918	703	79.79
8.001 - 8.250	55	6.94	13,900,698.30	252,739.97	8.198	696	81.58
8.251 - 8.500	45	7.37	14,774,480.03	328,321.78	8.416	694	80.62
8.501 - 8.750	34	4.81	9,628,213.73	283,182.76	8.689	694	81.41
8.751 - 9.000	36	5.46	10,941,618.54	303,933.85	8.952	696	80.13
9.001 - 9.250	10	0.76	1,529,120.63	152,912.06	9.192	706	81.00
9.251 - 9.500	6	0.72	1,451,018.89	241,836.48	9.463	709	87.70
9.501 - 9.750	3	0.35	704,050.00	234,683.33	9.625	722	83.14
9.751 - 10.000	1	0.17	350,150.00	350,150.00	9.875	632	79.99
10.251 - 10.500	1	0.04	88,000.00	88,000.00	10.375	704	80.00
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 5.750
Maximum: 10.375
Weighted Average: 7.793

Current Net Mortgage Rates of the Group V Mortgage Loans

Current Net Mortgage Rates of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
5.251 - 5.500	1	0.08%	$169,502.84	$169,502.84	5.750	664	89.54
5.501 - 5.750	2	0.23	455,900.00	227,950.00	5.967	692	44.56
5.751 - 6.000	4	1.05	2,102,135.60	525,533.90	6.173	741	72.35
6.001 - 6.250	8	1.63	3,260,600.00	407,575.00	6.461	733	73.89
6.251 - 6.500	31	6.51	13,046,257.50	420,847.02	6.815	688	71.39
6.501 - 6.750	51	8.88	17,789,600.42	348,815.69	7.055	707	75.60
6.751 - 7.000	44	7.78	15,586,474.92	354,238.07	7.412	708	77.79
7.001 - 7.250	44	7.41	14,855,035.30	337,614.44	7.609	696	80.28
7.251 - 7.500	127	19.63	39,325,746.56	309,651.55	7.768	701	77.54
7.501 - 7.750	159	23.57	47,221,139.93	296,988.30	7.929	701	78.63
7.751 - 8.000	50	6.26	12,536,461.58	250,729.23	8.261	689	79.39
8.001 - 8.250	39	6.64	13,296,880.85	340,945.66	8.426	691	78.66
8.251 - 8.500	27	4.05	8,104,730.46	300,175.20	8.730	696	78.64
8.501 - 8.750	29	4.80	9,622,502.15	331,810.42	8.962	695	77.85
8.751 - 9.000	9	0.66	1,322,115.63	146,901.74	9.203	709	78.81
9.001 - 9.250	2	0.33	660,000.00	330,000.00	9.500	715	78.95
9.251 - 9.500	2	0.28	556,800.00	278,400.00	9.625	731	80.00
9.501 - 9.750	1	0.17	350,150.00	350,150.00	9.875	632	79.99
10.001 - 10.250	1	0.04	88,000.00	88,000.00	10.375	704	80.00
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 5.495
Maximum: 10.120
Weighted Average: 7.470

Principal Balances of the Group V Mortgage Loans at Origination

Principal Balances of the Mortgage Loans at Origination	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
50,000.01 - 75,000.00	15	0.48%	$955,564.84	$63,704.32	8.299	718	84.84
75,000.01 - 100,000.00	45	1.97	3,945,867.20	87,685.94	8.228	699	82.61
100,000.01 - 125,000.00	47	2.67	5,342,009.27	113,659.77	8.115	693	81.76
125,000.01 - 150,000.00	49	3.35	6,711,221.54	136,963.70	8.074	705	85.48
150,000.01 - 175,000.00	40	3.24	6,483,836.66	162,095.92	7.803	689	82.80
175,000.01 - 200,000.00	57	5.32	10,667,425.01	187,147.81	7.820	699	79.34
200,000.01 - 225,000.00	49	5.22	10,460,164.58	213,472.75	7.988	697	81.90
225,000.01 - 250,000.00	31	3.63	7,262,878.42	234,286.40	7.884	699	80.98
250,000.01 - 275,000.00	25	3.25	6,512,926.37	260,517.05	7.741	706	78.29
275,000.01 - 350,000.00	91	14.05	28,157,375.34	309,421.71	7.752	697	80.43
350,000.01 - 450,000.00	61	11.96	23,953,018.78	392,672.44	7.794	703	79.62
450,000.01 - 550,000.00	36	8.96	17,949,629.37	498,600.82	7.656	711	76.71
550,000.01 - 650,000.00	25	7.48	14,982,660.10	599,306.40	7.488	707	76.00
650,000.01 - 750,000.00	13	4.52	9,053,826.86	696,448.22	7.932	700	74.38
750,000.01 - 850,000.00	12	4.70	9,414,563.13	784,546.93	7.736	678	76.50
850,000.01 - 950,000.00	8	3.61	7,236,250.00	904,531.25	7.592	678	70.83
950,000.01 - 1,100,000.00	16	7.88	15,780,800.00	986,300.00	7.718	692	70.77
1,100,000.01 - 1,250,000.00	2	1.21	2,433,750.00	1,216,875.00	7.814	712	72.42
1,250,000.01 - 1,500,000.00	7	4.76	9,546,266.27	1,363,752.32	7.816	702	68.89
1,500,000.01 - 1,750,000.00	1	0.84	1,680,000.00	1,680,000.00	8.375	733	70.00
1,750,000.01 - 2,000,000.00	1	0.91	1,820,000.00	1,820,000.00	7.990	776	65.00
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 50,850.00
Maximum: 1,820,000.00
Average: 317,651.71

Cut-off Date Principal Balances of the Group V Mortgage Loans

Cut-off Date Principal Balances of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
50,000.01 - 75,000.00	16	0.51%	$1,030,169.53	$64,385.60	8.314	719	85.58
75,000.01 - 100,000.00	44	1.93	3,871,262.51	87,983.24	8.223	699	82.37
100,000.01 - 125,000.00	48	2.73	5,466,842.03	113,892.54	8.087	694	81.37
125,000.01 - 150,000.00	48	3.29	6,586,388.78	137,216.43	8.096	704	85.87
150,000.01 - 175,000.00	40	3.24	6,483,836.66	162,095.92	7.803	689	82.80
175,000.01 - 200,000.00	57	5.32	10,667,425.01	187,147.81	7.820	699	79.34
200,000.01 - 225,000.00	49	5.22	10,460,164.58	213,472.75	7.988	697	81.90
225,000.01 - 250,000.00	31	3.63	7,262,878.42	234,286.40	7.884	699	80.98
250,000.01 - 275,000.00	25	3.25	6,512,926.37	260,517.05	7.741	706	78.29
275,000.01 - 350,000.00	91	14.05	28,157,375.34	309,421.71	7.752	697	80.43
350,000.01 - 450,000.00	61	11.96	23,953,018.78	392,672.44	7.794	703	79.62
450,000.01 - 550,000.00	36	8.96	17,949,629.37	498,600.82	7.656	711	76.71
550,000.01 - 650,000.00	25	7.48	14,982,660.10	599,306.40	7.488	707	76.00
650,000.01 - 750,000.00	13	4.52	9,053,826.86	696,448.22	7.932	700	74.38
750,000.01 - 850,000.00	12	4.70	9,414,563.13	784,546.93	7.736	678	76.50
850,000.01 - 950,000.00	8	3.61	7,236,250.00	904,531.25	7.592	678	70.83
950,000.01 - 1,100,000.00	16	7.88	15,780,800.00	986,300.00	7.718	692	70.77
1,100,000.01 - 1,250,000.00	2	1.21	2,433,750.00	1,216,875.00	7.814	712	72.42
1,250,000.01 - 1,500,000.00	7	4.76	9,546,266.27	1,363,752.32	7.816	702	68.89
1,500,000.01 - 1,750,000.00	1	0.84	1,680,000.00	1,680,000.00	8.375	733	70.00
1,750,000.01 - 2,000,000.00	1	0.91	1,820,000.00	1,820,000.00	7.990	776	65.00
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 50,641.83
Maximum: 1,820,000.00
Average: 317,511.94

Original Terms of the Group V Mortgage Loans

Original Terms of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
360	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Group V Mortgage Loans

Stated Remaining Terms of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
300 - 339	1	0.08%	$169,502.84	$169,502.84	5.750	664	89.54
Greater than or equal to 340	630	99.92	200,180,530.90	317,746.87	7.795	700	77.53
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 338
Maximum: 360
Weighted Average: 357

Months Since Origination of the Group V Mortgage Loans

Months Since Origination of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
0	6	0.87%	$1,747,900.00	$291,316.67	8.244	726	79.28
1	45	10.19	20,414,054.11	453,645.65	7.740	704	71.42
2	172	28.02	56,144,360.55	326,420.70	7.812	702	77.97
3	163	29.62	59,344,147.08	364,074.52	7.665	690	74.43
4 - 6	214	28.32	56,736,938.71	265,125.88	7.950	708	81.72
7 - 9	26	2.40	4,801,061.62	184,656.22	7.579	668	85.65
10 - 12	4	0.50	992,068.83	248,017.21	7.193	669	81.95
Greater than or equal to 13	1	0.08	169,502.84	169,502.84	5.750	664	89.54
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 0
Maximum: 22
Weighted Average: 3

Original Interest Only Term of the Group V Mortgage Loans

Original Interest Only Term of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
0	130	13.88%	$27,813,159.75	$213,947.38	8.120	702	82.08
24	12	3.33	6,681,366.50	556,780.54	7.366	696	77.23
36	1	0.06	120,900.00	120,900.00	5.875	695	40.00
60	77	10.69	21,420,288.00	278,185.56	8.181	692	77.88
84	3	0.90	1,811,890.43	603,963.48	7.964	707	77.65
120	408	71.13	142,502,429.06	349,270.66	7.691	701	76.65
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Non-zero Minimum: 24
Maximum: 120
Non-zero Weighted Average: 108

Prepay Penalty Original Term of the Group V Mortgage Loans

Prepay Penalty Original Term of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
0	142	20.75%	$41,580,250.20	$292,818.66	7.843	706	80.58
6	48	12.52	25,076,242.82	522,421.73	7.699	702	70.43
7	11	2.46	4,937,747.00	448,886.09	6.980	750	74.98
12	78	14.12	28,297,036.56	362,782.52	7.774	693	77.87
18	1	0.31	630,500.00	630,500.00	7.750	712	65.00
24	168	26.69	53,480,410.92	318,335.78	7.643	690	75.17
36	181	22.96	45,998,246.25	254,133.96	8.073	703	81.67
60	2	0.17	349,599.99	174,800.00	7.958	678	80.00
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Non-zero Minimum: 6
Maximum: 60
Non-zero Weighted Average: 22

Credit Scores of the Group V Mortgage Loans

Credit Scores of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
Not Available	31	2.29%	$4,587,910.02	$147,997.10	8.064	0	82.01
581 - 600	1	0.11	227,500.00	227,500.00	8.125	589	64.45
601 - 620	2	0.24	472,850.00	236,425.00	7.447	618	56.44
621 - 640	64	11.10	22,242,586.87	347,540.42	7.785	630	77.38
641 - 660	69	10.82	21,672,668.00	314,096.64	7.682	650	74.41
661 - 680	77	12.90	25,842,150.22	335,612.34	7.861	670	78.64
681 - 700	94	15.36	30,767,734.90	327,316.33	7.910	692	77.71
701 - 720	100	16.06	32,173,261.10	321,732.61	7.827	709	78.31
721 - 740	74	11.49	23,029,393.57	311,208.02	7.852	728	78.26
741 - 760	50	6.23	12,490,986.10	249,819.72	7.854	752	81.83
761 - 780	43	8.29	16,599,695.99	386,039.44	7.494	770	74.64
781 - 800	21	4.30	8,615,068.89	410,241.38	7.548	788	74.92
Greater than or equal to 801	5	0.81	1,628,228.08	325,645.62	7.767	809	81.60
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Non-zero Minimum: 589
Maximum: 810
Non-zero Weighted Average: 700

Original Loan-to-Value Ratios of the Group V Mortgage Loans

Original Loan-to-Value Ratios of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
Less than or equal to 50.00	9	1.33%	$2,657,495.02	$295,277.22	6.959	689	43.36
50.01 - 55.00	3	1.10	2,200,000.00	733,333.33	7.255	679	53.75
55.01 - 60.00	8	1.70	3,400,708.00	425,088.50	6.938	685	58.94
60.01 - 65.00	40	8.99	18,014,801.55	450,370.04	7.304	702	64.52
65.01 - 70.00	62	13.55	27,153,628.51	437,961.75	7.737	707	69.74
70.01 - 75.00	34	9.42	18,872,617.53	555,076.99	7.950	701	74.51
75.01 - 80.00	331	50.44	101,060,486.41	305,318.69	7.846	696	79.89
80.01 - 85.00	4	0.48	955,199.71	238,799.93	7.915	647	84.65
85.01 - 90.00	33	3.10	6,208,634.24	188,140.43	7.901	713	89.92
90.01 - 95.00	67	5.51	11,040,658.03	164,785.94	8.180	705	95.00
95.01 - 100.00	40	4.39	8,785,804.74	219,645.12	8.169	716	99.86
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 23.53
Maximum: 100.00
Weighted Average: 77.54

Documentation Type of the Group V Mortgage Loans

Documentation Type of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
Full	63	6.16%	$12,349,313.71	$196,020.85	7.617	705	84.52
Alternate	2	0.20	409,997.94	204,998.97	7.866	713	95.35
Reduced with VOA	172	31.46	63,035,475.80	366,485.32	7.735	699	76.35
No Ratio	238	36.64	73,405,799.08	308,427.73	7.935	701	80.34
Stated	19	3.15	6,309,645.61	332,086.61	7.735	705	77.10
No Doc	137	22.38	44,839,801.60	327,297.82	7.698	696	72.63
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Loan Purpose of the Group V Mortgage Loans

Loan Purpose of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
Purchase	507	72.33%	$144,907,713.43	$285,814.03	7.830	705	79.86
Rate Term Refinance	11	2.37	4,757,871.58	432,533.78	7.924	711	73.89
Cashout Refinance	113	25.30	50,684,448.73	448,534.94	7.675	685	71.25
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Occupancy Status of the Group V Mortgage Loans

Occupancy Status of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
Owner Occupied	355	65.34%	$130,911,106.45	$368,763.68	7.729	690	77.92
Second Home	70	9.52	19,076,672.48	272,523.89	7.822	715	75.45
Investor	206	25.14	50,362,254.81	244,476.97	7.949	721	77.35
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Property Type of the Group V Mortgage Loans

Property Type of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
Single Family	333	51.99%	$104,168,039.43	$312,816.94	7.742	702	77.38
PUD	136	26.59	53,266,774.98	391,667.46	7.898	690	77.17
Condo (Low Rise)	96	10.70	21,447,240.08	223,408.75	7.720	696	80.07
Condo (High Rise)	12	1.30	2,604,028.81	217,002.40	7.911	732	78.66
2-Family	17	1.89	3,789,571.86	222,915.99	8.010	721	78.88
3-Family	18	3.49	6,983,068.01	387,948.22	7.725	719	74.32
4-Family	19	4.04	8,091,310.57	425,858.45	7.884	711	77.22
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Geographic Distribution of the Group V Mortgage Loans

Geographic Distribution of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
California	172	39.85%	$79,834,595.15	$464,154.62	7.590	698	74.23
Florida	132	16.27	32,590,749.39	246,899.62	8.037	706	82.05
Nevada	60	8.68	17,387,023.78	289,783.73	7.856	699	76.95
Hawaii	22	5.95	11,929,542.81	542,251.95	7.464	712	72.24
New York	15	4.52	9,049,456.21	603,297.08	7.596	688	74.69
Maryland	23	3.76	7,538,309.97	327,752.61	8.144	681	82.06
Virginia	29	3.58	7,176,623.10	247,469.76	8.443	699	85.96
Arizona	31	3.50	7,013,305.94	226,235.68	7.549	703	76.87
Georgia	26	1.59	3,180,425.40	122,324.05	8.143	703	92.15
Washington	9	1.50	3,007,363.00	334,151.44	8.086	701	73.08
Other	112	10.80	21,642,638.99	193,237.85	8.038	702	81.87
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Months to Next Rate Adjustment Date of the Group V Mortgage Loans

Months to Next Rate Adjustment Date of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
1	4	0.48%	$970,907.42	$242,726.86	7.147	749	82.70
2	4	0.44	871,757.84	217,939.46	6.940	686	84.03
4 - 6	2	0.27	538,500.00	269,250.00	7.659	739	76.53
13 - 24	207	40.02	80,186,533.58	387,374.56	7.487	692	73.83
25 - 36	42	4.76	9,540,356.33	227,151.34	8.013	716	80.24
37 - 60	342	45.66	91,476,230.28	267,474.36	8.180	700	81.29
61 - 84	11	2.75	5,500,371.76	500,033.80	7.892	710	79.83
85 - 120	19	5.62	11,265,376.53	592,914.55	6.732	736	69.25
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 1
Maximum: 119
Weighted Average: 45

First Periodic Rate Caps of the Group V Mortgage Loans

First Periodic Rate Caps of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
0.751 - 1.000	9	1.10%	$2,211,662.42	$245,740.27	7.297	728	81.20
1.251 - 1.500	1	0.17	350,000.00	350,000.00	8.080	634	54.86
1.751 - 2.000	16	2.31	4,636,114.94	289,757.18	7.797	723	76.25
2.751 - 3.000	209	39.78	79,700,632.21	381,342.74	7.489	692	74.04
3.751 - 4.000	1	0.12	240,000.00	240,000.00	8.625	693	80.00
4.751 - 5.000	123	21.95	43,977,911.80	357,544.00	8.111	704	76.88
5.751 - 6.000	271	34.52	69,155,712.42	255,187.13	7.953	704	82.09
8.001 - 8.250	1	0.04	77,999.95	77,999.95	8.125	0	65.55
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 1.000
Maximum: 8.125
Weighted Average: 4.430

Subsequent Periodic Rate Caps of the Group V Mortgage Loans

Subsequent Periodic Rate Caps of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
None	3	0.84%	$1,680,000.00	$560,000.00	7.467	690	79.25
0.751 - 1.000	331	60.39	120,999,747.77	365,558.15	7.722	695	74.89
1.251 - 1.500	1	0.17	350,000.00	350,000.00	8.080	634	54.86
1.751 - 2.000	274	37.01	74,140,603.12	270,586.14	7.911	709	81.34
2.751 - 3.000	1	0.26	526,400.00	526,400.00	7.375	721	80.00
5.751 - 6.000	21	1.32	2,653,282.85	126,346.80	7.993	693	93.59
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Non-zero Minimum: 1.000
Maximum: 6.000
Non-zero Weighted Average: 1.446

Lifetime Rate Caps of the Group V Group V Mortgage Loans

Lifetime Rate Caps of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
2.001 - 2.250	1	0.21%	$417,000.00	$417,000.00	7.750	663	79.43
3.001 - 3.250	1	0.17	333,200.00	333,200.00	6.990	720	80.00
4.751 - 5.000	128	22.89	45,856,795.24	358,256.21	7.957	703	77.14
5.751 - 6.000	498	76.34	152,947,285.02	307,123.06	7.744	699	77.68
6.001 - 6.250	1	0.07	142,176.04	142,176.04	8.125	0	95.00
6.751 - 7.000	2	0.33	653,577.44	326,788.72	8.113	640	66.54
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 2.200
Maximum: 7.000
Weighted Average: 5.761

Gross Margin of the Group V Mortgage Loans

Gross Margin of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
2.001 - 2.250	140	24.71%	$49,507,719.76	$353,626.57	7.654	719	75.23
2.251 - 2.500	10	1.51	3,016,840.41	301,684.04	7.235	697	72.29
2.501 - 2.750	26	3.81	7,628,850.92	293,417.34	7.822	700	75.08
2.751 - 3.000	218	37.23	74,598,684.14	342,195.80	7.587	693	76.31
3.001 - 3.250	19	3.34	6,682,557.59	351,713.56	7.783	676	77.82
3.251 - 3.500	78	8.27	16,564,047.79	212,359.59	7.967	685	80.27
3.501 - 3.750	9	1.44	2,883,770.10	320,418.90	8.122	729	75.41
3.751 - 4.000	47	6.67	13,371,312.68	284,496.01	8.333	690	80.07
4.001 - 4.250	13	1.75	3,511,626.46	270,125.11	8.202	736	86.69
4.251 - 4.500	38	5.33	10,678,999.55	281,026.30	8.403	709	90.45
4.501 - 4.750	8	1.61	3,220,538.23	402,567.28	7.899	700	79.81
4.751 - 5.000	23	4.01	8,031,508.67	349,196.03	8.323	688	77.03
7.001 - 7.250	2	0.33	653,577.44	326,788.72	8.113	640	66.54
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 2.250
Maximum: 7.150
Weighted Average: 3.093

Minimum Mortgage Rates of the Group V Mortgage Loans

Minimum Mortgage Rates of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
2.001 - 2.250	137	24.46%	$49,001,747.68	$357,676.99	7.652	718	75.18
2.251 - 2.500	9	1.40	2,810,340.41	312,260.05	7.289	692	72.45
2.501 - 2.750	16	2.50	5,003,213.88	312,700.87	7.579	698	75.50
2.751 - 3.000	215	36.85	73,824,778.26	343,371.06	7.579	693	76.30
3.001 - 3.250	17	3.18	6,361,757.59	374,221.03	7.785	675	77.71
3.251 - 3.500	76	8.15	16,336,147.92	214,949.31	7.939	685	80.15
3.501 - 3.750	8	1.22	2,446,277.10	305,784.64	8.099	718	76.37
3.751 - 4.000	47	6.66	13,351,312.68	284,070.48	8.307	690	80.07
4.001 - 4.250	13	1.75	3,511,626.46	270,125.11	8.202	736	86.69
4.251 - 4.500	35	5.08	10,181,714.15	290,906.12	8.375	712	91.52
4.501 - 4.750	8	1.61	3,220,538.23	402,567.28	7.899	700	79.81
4.751 - 5.000	22	3.89	7,801,508.67	354,614.03	8.336	690	77.25
7.001 - 7.250	1	0.17	350,000.00	350,000.00	8.080	634	54.86
7.251 - 7.500	1	0.09	181,925.00	181,925.00	7.500	795	70.00
7.501 - 7.750	5	0.40	798,828.55	159,765.71	7.728	714	69.86
7.751 - 8.000	8	0.84	1,675,741.32	209,467.67	7.903	693	77.21
8.001 - 8.250	3	0.56	1,119,070.44	373,023.48	8.181	727	74.40
8.251 - 8.500	1	0.14	276,000.00	276,000.00	8.375	650	80.00
8.501 - 8.750	3	0.43	859,750.00	286,583.33	8.704	716	76.84
8.751 - 9.000	5	0.44	887,605.40	177,521.08	8.957	686	73.65
9.751 - 10.000	1	0.17	350,150.00	350,150.00	9.875	632	79.99
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 2.250
Maximum: 9.875
Weighted Average: 3.248

Maximum Mortgage Rates of the Group V Mortgage Loans

Maximum Mortgage Rates of the Mortgage Loans	Loan Count	Percentage of Group	Total Balance	Avg. Balance	Coupon	FICO	Orig. LTV
9.751 - 10.000	2	0.37%	$750,200.00	$375,100.00	7.412	688	79.68
10.501 - 10.750	1	0.08	169,502.84	169,502.84	5.750	664	89.54
10.751 - 11.000	1	0.06	120,900.00	120,900.00	5.875	695	40.00
11.001 - 11.250	2	0.91	1,814,366.27	907,183.14	6.161	749	74.42
11.251 - 11.500	2	0.24	488,100.00	244,050.00	6.428	764	75.77
11.501 - 11.750	2	0.35	697,600.00	348,800.00	6.665	764	80.00
11.751 - 12.000	2	0.32	635,000.00	317,500.00	6.472	677	62.17
12.001 - 12.250	7	1.08	2,170,357.83	310,051.12	7.088	694	68.06
12.251 - 12.500	9	2.08	4,162,820.00	462,535.56	6.800	712	75.41
12.501 - 12.750	46	9.02	18,064,256.15	392,701.22	7.116	685	71.30
12.751 - 13.000	84	15.32	30,695,798.47	365,426.17	7.437	703	74.83
13.001 - 13.250	35	6.47	12,968,802.70	370,537.22	7.409	702	73.95
13.251 - 13.500	50	9.00	18,028,803.32	360,576.07	7.818	702	77.08
13.501 - 13.750	105	16.58	33,218,099.48	316,362.85	7.787	701	77.34
13.751 - 14.000	139	19.81	39,684,475.41	285,499.82	8.025	705	80.69
14.001 - 14.250	42	5.05	10,122,376.55	241,008.97	8.208	702	82.73
14.251 - 14.500	25	3.71	7,424,671.38	296,986.86	8.429	676	83.49
14.501 - 14.750	28	3.76	7,529,423.27	268,907.97	8.716	693	82.74
14.751 - 15.000	27	3.48	6,975,813.11	258,363.45	8.927	689	81.27
15.001 - 15.250	12	1.09	2,182,698.07	181,891.51	8.869	683	76.67
15.251 - 15.500	6	0.72	1,451,018.89	241,836.48	9.463	709	87.70
15.501 - 15.750	2	0.28	556,800.00	278,400.00	9.625	731	80.00
15.751 - 16.000	1	0.17	350,150.00	350,150.00	9.875	632	79.99
16.251 - 16.500	1	0.04	88,000.00	88,000.00	10.375	704	80.00
Total:	631	100.00%	$200,350,033.74	$317,511.94	7.793	700	77.54

Minimum: 9.950
Maximum: 16.375
Weighted Average: 13.555

Contacts
ARMs DESK
Contact	Phone	Fax	Email
Brett Marvin	212-667-1888	646-587-1888	bmarvin@us.nomura.com
Managing Director

Brian Murphy	212-667-1888	646-587-8960	brmurphy@us.nomura.com
Director
STRUCTURING
Contact	Phone	Fax	Email
Brian Lin	212-667-1888	646-587-9118	brianlin@us.nomura.com
Director
COLLATERAL
Contact	Phone	Fax	Email
Su Kim	212-667-1888	646-587-8618	skim@us.nomura.com
Assistant Vice President
TRANSACTION MANAGEMENT
Contact	Phone	Fax	Email
John Graham	212-667-2376	646-587-9592	jgraham@us.nomura.com
Managing Director

Timothy P.F. Crowley	212-667-2253	646-587-8942	tcrowley@us.nomura.com
Vice President

Kara Stairiker	212-667-9701	646-587-9701	kstairiker@us.nomura.com